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                                                                   Exhibit 99.04

                                SECOND AMENDMENT
                                     TO THE
                 ALLEGIANCE RETIREMENT PLAN FOR UNION EMPLOYEES
                             OF HAYWARD, CALIFORNIA

                                   BACKGROUND
                                   ----------


A. Cardinal Health 200, Inc. (f/k/a Allegiance Healthcare Corporation) ("Allegiance") maintains a retirement plan for certain union employees known as the Allegiance Retirement Plan for Union Employees of Hayward, California (the "Union Plan"). The Union Plan consists of the Adoption Agreement for Baker & Hostetler LLP Regional Prototype Plan, Plan 001, Nonstandardized Profit-Sharing Plan and Trust (the "Adoption Agreement") and the Baker & Hostetler LLP Defined Contribution Plan and Trust Regional Prototype Basic Plan Document (the "Basic Plan").

B. The Cardinal Health Employee Benefits Policy Committee (the "Committee") oversees the administration of the Union Plan and is authorized to amend the Union Plan.

C. The Committee desires to amend the Union Plan to change the fiscal year of the Union Plan to the calendar year beginning January 1 and ending December 31 with a short plan year designated from July 1, 2002 to December 31, 2002.

D. Section 12.1 of the Basic Plan permits the Union Plan to be amended at any time.

                                    AMENDMENT
                                    ---------

1. Effective July 1, 2002, the Union Plan is hereby amended by replacing Sections 9 and 10 of the "Plan Sponsor Information" Section of the Adoption Agreement in the form attached hereto.

2. All other provisions of the Union Plan shall remain in full force and effect.


                         CARDINAL HEALTH, INC.
                         For Cardinal Health 200, Inc.
                         (f/k/a Allegiance Healthcare Corporation)

                         By:  /s/ Carole Watkins
                            ----------------------------
                             Carole Watkins, Executive VP, Human Resources

                         Date:  December 27, 2002
                              --------------------------




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                            PLAN SPONSOR INFORMATION
                            ------------------------




9. The Plan Year and taxable year of the Trust will be the 12-consecutive month period ending on: December 31 of each year.

10. The limitation year will be the 12-consecutive month period ending on December 31 of each year.






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